FOR IMMEDIATE RELEASE

MasterCraft Boat Holdings, Inc. Announces CFO Transition

April 7, 2025 07:30AM Eastern Standard Time Vonore, TN—MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) (the “Company”), today announced that Tim Oxley, Chief Financial Officer, has decided to retire from the Company, effective December 31, 2025. Scott Kent, Vice President of Finance, will succeed Mr. Oxley as Chief Financial Officer, effective July 1, 2025. Mr. Oxley will transition to serve as a special advisor to the executive team/Board from July 1, 2025 until December 31, 2025, to ensure a smooth transition of responsibilities.

Mr. Kent has 33 years of professional experience, including 28 years of direct marine industry experience and is the ideal successor for the CFO role. He has served as Vice President of Finance for MasterCraft since 2018, leading the finance function, including accounting, FP&A, financial reporting, and treasury. Throughout his tenure, he has also helped lead operational and strategic advancements across the business. Prior to joining MasterCraft, Mr. Kent served as Chief Financial Officer at Brunswick Boat Group and Recreational Boat Group, as well as various positions of increasing responsibility at Brunswick, Sea Ray Boats, and Price Waterhouse. Mr. Kent has a bachelor’s of science in Accounting from the Milligan College and has held license as a CPA.

“On behalf of our Board, leadership team and everyone at MasterCraft, I would like to thank Tim for his hard work and selfless service during his 18+ years career with the Company,” said Brad M. Nelson, Chief Executive Officer at MasterCraft Boat Holdings, Inc. “During his tenure, Tim helped MasterCraft successfully navigate some of the most pivotal moments in the Company’s history, including our public listing and the global pandemic, and played a critical role in developing our brands and implementing strategies that have helped drive sales, earnings growth and a strong balance sheet. Tim served with high integrity and has made a significant impact on the Company. We wish him and his family all the best as he transitions into retirement.”

“It has been a privilege to work alongside so many highly dedicated and talented people, and I am proud of what we have achieved over the past 18 years,” said Oxley. “With the Company’s strong financial foundation and outstanding team, I have decided that now is the right time to retire to spend more time with my family. I look forward to working together over the coming months with Brad, Scott, and the entire MasterCraft organization to achieve a seamless transition.”

“We are pleased to announce Scott Kent as our next Chief Financial Officer,” Nelson continued. “His appointment reflects our thorough succession planning process and strong, talented leadership across our Company. Scott is a proven and trusted leader, with excellent business and financial acumen who has made significant contributions to the strength and vitality of MasterCraft. The Board and I are confident that Scott is the right addition to our leadership team as we execute our strategy to deliver sustainable growth and value creation for shareholders.”

“I am honored to be stepping into the role of Chief Financial Officer as MasterCraft is poised to take full advantage when the market rebounds,” said Kent. “I believe deeply in our purpose, strategy and team and am energized to drive value creation moving forward.”

About MasterCraft Boat Holdings, Inc.:

Headquartered in Vonore, TN, MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of premium recreational powerboats through its three wholly-owned brands, MasterCraft, Crest and Balise. Through these three brands, MasterCraft Boat Holdings has leading market share positions in two of the fastest-growing segments of the powerboat industry – performance sport boats and pontoon boats. For more information about MasterCraft Boat Holdings, please visit Investors.MasterCraft.com, www.MasterCraft.com, www.CrestPontoonBoats.com, and www.BalisePontoonBoats.com

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning the resilience of our business model, our intention to drive value and accelerate growth, and our financial outlook.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: changes in interest rates, general economic conditions, changes in trade priorities, policies and regulations (particularly as a result of the 2024 U.S. election), including the potential for increases or changes in duties, current and potentially new tariffs and quotas, demand for our products, persistent inflationary pressures, changes in consumer preferences, competition within our industry, our ability to maintain a reliable network of dealers, our ability to cooperate with our strategic partners, elevated inventories resulting in increased costs for dealers, our ability to manage our manufacturing levels and our fixed cost base, the successful introduction of our new products, the success of our strategic divestments, geopolitical conflicts, and financial institution disruptions. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2024, could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Investor Contact:

MasterCraft Boat Holdings, Inc.

John Zelenak

Manager of Treasury & Investor Relations

Email: investorrelations@mastercraft.com